SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.   20549



                                      FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15 (d) of
                       the Securities and Exchange Act of 1934



                                December 18, 1996
                   Date of Report (Date of earliest event reported)


                       First Merchants Acceptance Corporation
                (Exact name of registrant a specified in its charter)



            Delaware                 0-24686             36-3759045
   (State or other jurisdiction       (Commission       (IRS Employer
        of incorporation)             File Number)    Identification No.)


570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
(Address of principal executive offices)     (Zip Code)


                                847-948-9300
                        (Registrant's telephone number)
Item 2.  Acquisition or Disposition of Assets

On December 18, 1996, First Merchants Acceptance Corporation (the "Registrant")effected a securitization of approximately $144.7 million of its motor vehicle installment contract receivables (the "Receivables") pursuant to an S-3 Registration Statement. In connection with the securitization, First Merchants Auto Receivables Corporation II, a bankruptcy-remote special purpose wholly owned subsidiary of the Registrant (the "Seller"), acquired the Initial Receivables from Registrant with approximately $108.5 million of the proceeds received from its sale of notes and certificates issued by First Merchants Auto Trust 1996-C (the "Trust") pursuant to a Sale and Servicing Agreement dated as of December 1, 1996 among the Registrant, Seller, the Trust and Harris Trust and Savings Bank, as Backup Servicer. The remaining approximately $36.2 million of Subsequent Receivables will be acquired by Seller from Registrant with funds held by the Indenture Trustee in a Pre-Funding Account on or before the March 1997 Determination Date. The Trust was formed pursuant to an Amended and Restated Trust Agreement dated as of December 1, 1996. The Trust acquired the Initial
Receivables and will acquire the Subsequent Receivables together with certain related property from Seller and issued to the Seller
$101,000,000 aggregate principal amount of Floating Rate Asset Backed
Notes, Class A-1 (the "Class A-1 Notes"); $37,886,000 aggregate principal amount of 6.15% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"),(The Class A-1 and Class A-2 Notes together the "Notes"); and $5,787,000 aggregate principal amount of 6.35% Asset Backed Certificates (the "Certificates"), (The Notes and Certificate together the "Securities") all pursuant to an Indenture dated as of December 1, 1996 (the "Indenture") between the Trust and Harris Trust and Savings Bank, as Indenture Trustee. The assets of the Trust include the Receivables and the related security interests in the underlying motor vehicles. The obligations of the Trust to pay principal and interest under the Notes and Certificate are non-recourse to the Registrant. However, regular payments of principal and interest on the Notes and Certificates have been guaranteed by Financial Security Assurance Inc.

Principal and interest on the Securities generally will be paid on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing January 15, 1997; however, no principal payments will be made to holders of the Class A-2 Notes or the Certificates until the Class A-1 Notes have been paid in full, and no principal payments will be made to holders of the Certificates until the Class A-2 Notes have been paid in full. The Class A-1 Notes Final Scheduled Distribution Date will be June 15, 2000, the Class A-2 Notes Final Scheduled Distribution Date will be July 16, 2001 and the Certificates
Final Scheduled Distribution Date will be January 15, 2003.

The Class A-1 Notes bear interest at a per annum rate equal to LIBOR for the applicable period plus 0.11% subject to a maximum per annum rate of 11%.

The Class A-2 Notes and Certificates will be subject to redemption in whole, but not in part, on any Distribution Date on which the Registrant exercises its option to purchase the Receivables, which it may do when the outstanding principal balance of the Receivables has been reduced to 10% or less of their initial aggregate balance at the time of transfer to the Trust. The Securities are subject to partial mandatory redemption or prepayment to the extent of funds remaining in the Pre-Funding Account at the end of the Funding Period.

The Registrant used the net proceeds from the sale of the Receivables to the Seller for general corporate purposes, including, but not limited to, the purchase of additional motor vehicle retail installment contracts from dealers, repayment of indebtedness and general working capital purposes.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 1: Copy of Press Release issued by First Merchants Acceptance
           Corporation on December 18, 1996.

Exhibit 2: Amended and Restated Trust Agreement, dated as of December 1,
           1996, between First Merchants Automobile Receivable
           Corporation II, as Depositor and Chase Manhattan Bank
           Delaware as Owner Trustee.

Exhibit 3: Sales and Servicing Agreement dated as of December 1, 1996 among
           First Merchants Auto Trust 1996-C, as Issuer, First Merchants Auto Receivable Corporation II, as Seller, and First Merchants Acceptance Corporation, as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee, Collateral Agent and Backup Servicer.

Exhibit 4: Receivables Purchase Agreement, dated as of December 1,
           1996 between First Merchants Acceptance Corporation and First Merchants Auto Receivables Corporation II.

Exhibit 5: Indenture dated as of December 1, 1996 between First Merchants
           Acceptance Auto Trust 1996-C and Harris Trust and Savings Bank, as Indenture Trustee.

                           SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST MERCHANTS ACCEPTANCE
CORPORATION





Mitchell C. Kahn
President and Chief Executive Officer

Dated: December 18, 1996

EXHIBIT INDEX


Sequentially-
Exhibit
  No.                       Description

1. Copy of Press Release issued by First Merchants Acceptance Corporation on December 18, 1996.


2. Amended and Restated Trust Agreement, dated as of December 1, 1996, between First Merchants Automobile Receivable Corporation II, as Depositor and Chase Manhattan Bank Delaware as Owner Trustee.


3. Sales and Servicing Agreement dated as of December 1, 1996 among First Merchants Auto Trust 1996-C, as Issuer, First Merchants Auto Receivable Corporation II, as Seller, and First Merchants Acceptance Corporation, as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee, Collateral Agent and Backup Servicer.

4. Receivables Purchase Agreement, dated as of December 1, 1996 between First Merchants Acceptance Corporation and First Merchants Auto Receivables
    Corporation II......

5. Indenture dated as of December 1, 1996 between First Merchants Acceptance Auto Trust 1996-C and Harris Trust and Savings Bank, as Indenture Trustee.